Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP ANNOUNCES RECORD EARNINGS FOR 2014 AND

TWO STRATEGIC ACQUISITIONS

January 29, 2015

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia. Ameris Bancorp (“Ameris” or the “Company”) today announced earnings and operating results for the quarter and twelve months ended December 31, 2014, and simultaneously announced the signing of definitive agreements to purchase Merchants & Southern Banks of Florida, Inc. and eighteen Bank of America branches.

Ameris reported operating net income of $41.0 million, or $1.56 per share, for the year ended December 31, 2014, compared to $21.4 million, or $0.89 per share, in 2013. Operating net income excludes $2.6 million and $3.2 million of after-tax merger charges in 2014 and 2013, respectively. Commenting on the Company’s record earnings, Edwin W. Hortman, Jr., President and CEO, said, “We are proud of the efforts of our bankers in 2014 whose collective success produced record earnings and record earnings per share. Our profitability ratios improved again in 2014, with our operating return on assets and operating return on tangible capital moving significantly higher. Organic growth in loans came in at 10% with our bankers continuing to manage stronger than average loan yields. Our growth in non-interest bearing deposits provided funding to exceed the loan growth in part due to our treasury sales efforts. In addition, our non-interest income divisions continue to manage highly profitable operations and contributed 20.7% of our 2014 net income.”

For the fourth quarter of 2014, net income available to common shareholders, on an operating basis, was $10.6 million and $0.39 per share, compared to $3.8 million and $0.16, respectively, in the same quarter in 2013.

Acquisition of Merchants & Southern Banks of Florida, Inc.

Ameris announced today the signing of a stock purchase agreement under which Ameris will acquire Merchants & Southern Banks of Florida, Inc. (“Merchants & Southern”), the parent company of Merchants and Southern Bank, Gainesville, Florida. As of December 31, 2014, Merchants & Southern had assets of $473 million, gross loans of $214 million and deposits of $336 million.

The acquisition strengthens the Company’s North Florida franchise by providing entry points into the Gainesville and Ocala markets, as well as further enhancing the Company’s presence in the greater Jacksonville Metropolitan Statistical Area.

“We are very excited about the Merchants & Southern acquisition and the opportunities that we believe are present in the Gainesville, Ocala and Jacksonville markets,” said Hortman. “Additionally, it allows us to more effectively align our resources in what we believe is the premier community bank operating in those North Florida markets.”

Under the terms of the purchase agreement, Ameris will pay $50 million in cash for all of the issued and outstanding shares of Merchants & Southern. The transaction is expected to close during the second quarter of 2015 and is subject to customary closing conditions and regulatory approvals.

Sandler O'Neill + Partners, L.P. served as financial advisor and Rogers & Hardin LLP provided legal counsel to Ameris. Hovde Group served as financial advisor and Smith Mackinnon, PA provided legal counsel to Merchants & Southern.

Acquisition of 18 Branches in North Florida and South Georgia

Ameris also announced today the signing of a purchase and assumption agreement under which Ameris will purchase certain fixed assets and assume the deposits of eighteen branches from Bank of America Corporation.

“With this transaction, Ameris will further strengthen its Georgia and Florida market presence with the acquisition of a low-cost funding source and an attractive customer base, as well as expand the Ameris team with experienced and talented associates, with a minimal amount of integration and execution risk. This will position Ameris as the largest independent community bank operating in our South Georgia and North Florida footprint,” stated Hortman.

Ten of the branches are located in South Georgia and will add an estimated $424 million of deposits, while eight of the branches are located in North Florida and will contribute an estimated $388 million of deposits. The transaction is expected to close during the second quarter of 2015 and is subject to customary closing conditions and regulatory approvals.

Ameris was advised in the transaction by Sandler O'Neill + Partners, L.P. as financial advisor and Rogers & Hardin LLP as legal counsel.

Financial Results for 2014

Highlights of the Company’s results for 2014 include the following:

•	Ameris completed the acquisition of Coastal Bankshares, Inc., increasing total assets by $449.0 million.

•	The Company declared cash dividends of $0.15 per common share.

•	Profitability ratios improved significantly, with operating return on assets increasing to 1.10% and operating return on tangible common equity increasing to 15.51%.

•	Total recurring revenue increased 30.8% to $212.6 million as compared to 2013.

•	Organic growth in non-purchased loans totaled $202 million, or 9.8%.

•	Non-interest bearing demand deposits increased 25.6% during 2014 to finish at 24.5% of total deposits.

•	Annualized net charge-offs for 2014 declined to 0.31% of total loans, compared to 0.69% for the year ended December 31, 2013.

•	Credit costs (provision and problem loan resolution and OREO expenses) declined to $19.2 million in 2014, compared to $27.0 million in 2013.

•	Noninterest income, excluding gains in investment securities, increased 35.2% to $62.7 million during 2014.

•	Net income from the Company’s mortgage division increased 94.4% during 2014 to $6.2 million. Net income increased at more than twice the rate of revenue growth for this division.

Increase in Net Interest Income

Net interest income on a tax equivalent basis increased 29.3% in 2014 to $151.5 million, up from $117.2 million reported in 2013. Growth in earning assets from internal sources as well as acquisition activity contributed to the increase. Average earning assets in 2014 increased 33.6% to $3.3 billion, compared to $2.5 billion for 2013. Although net interest income increased favorably, the Company’s net interest margin continued to be adversely affected by historically low interest rates. For the year ended December 31, 2014, the Company’s net interest margin declined to 4.59%, compared to 4.74% during 2013.

Margins and yields were more stable during the most recent quarter. For the quarter ended December 31, 2014, the Company’s net interest margin was 4.64%, compared to 4.50% in the third quarter of 2014. Excluding the effect of accretion, the Company’s margin remained flat compared to the third quarter of 2014 at 4.17%. Yields on earning assets, excluding accretion, were 4.60% in the fourth quarter of 2014, compared to 4.63% in the third quarter of 2014.

Interest income on loans on a tax equivalent basis increased substantially during 2014 to $149.1 million. During the quarter ended December 31, 2014, interest income on loans increased to $40.6 million, compared to $39.1 million in the third quarter of 2014 and $28.9 million in the same quarter of 2013. Yields on loans, excluding accretion, declined during 2014 to 5.15%, compared to 5.49% in 2013. For the current quarter, loan yields declined only two basis points to 5.09% compared to the third quarter of 2014. Quarterly loan production yields have been increasingly close to the overall portfolio yields for several quarters. Management believes that further declines in overall yields and margins should be more muted than in recent years.

Deposit costs were stable for most of 2014, ending the year at 0.30%, compared to 0.34% in 2013. Deposit costs, at 0.30%, were flat in the current quarter of 2014 as compared to the third quarter in 2014. Continued improvement in the Company’s mix of deposits, mostly toward non-interest bearing deposits, has allowed for more aggressive retention efforts on MMDA and CDs without negatively impacting overall deposit costs.

Non-Interest Income

Excluding gains on investment securities, non-interest income increased 35.2% in 2014 to $62.7 million, compared to $46.4 million in 2013. Growth rates were notably strong among most sources. Mortgage revenues increased to $26.0 million as the Company’s mortgage division reached a mature stage with a team of long-tenured mortgage bankers producing reliable results from referral sources. Net income in the Company’s mortgage division increased at more than twice the pace of total growth in revenue, reflecting a mature, well managed division. The Company’s recent efforts to build a SBA division resulted in significant gains in revenue and net income. For the year ended December 31, 2014, the Company’s net income from SBA activities increased to $2.3 million, compared to $1.2 million in 2013. Total servicing income and gains on SBA production amounted to $4.9 million, up 128.6% from 2013. Aggressive efforts to recruit seasoned bankers in this division continue and management believes there is a significant earnings opportunity as this division reaches maturity.

Service charges on deposit accounts increased 25.9% in 2014, the result of acquisition activity as well as successful efforts on commercial deposit accounts. Since 2011, the Company has devoted significant resources to both treasury deposit products and treasury sales professionals. During 2014, the treasury sales team booked new commercial deposit accounts totaling $90.8 million, contributing significantly to the Company’s 25.6% growth rate in non-interest bearing deposits.

Non-Interest Expense

Total operating expenses, excluding credit and merger charges, increased $31.3 million in 2014 to $133.4 million. The primary drivers of the increase in operating expenses are the increased number of branch locations and continued growth and expansion in the Company’s mortgage and SBA divisions. During 2014, the Company integrated two acquisitions with total assets of $1.2 billion, increasing total assets by 40% compared to average assets in 2013. Short periods of duplicative expenses occurred after each conversion in 2014 and partially inflated the level of operating expenses reported during the year.

Continued investment in the Company’s mortgage and SBA divisions resulted in increased operating expenses of $7.0 million, an increase of 37.0% compared to 2013. Revenues from these divisions increased at a faster rate than did operating expenses and the contribution to net income and the Company’s overall profitability ratios improved.

During the fourth quarter of 2014, the Company incurred certain one-time operating expenses that negatively impacted fourth quarter results. During the fourth quarter, the Company restructured several administrative positions, accelerated the expensing of certain restricted shares and incurred consulting charges that management deems non-recurring. These amounts, in the aggregate, totaled approximately $1.2 million before tax. Also, certain pieces of OREO were aggressively re-evaluated, resulting in write-downs totaling $2.2 million.

Balance Sheet Trends

Total assets increased $369.9 million during 2014, ending the year at $4.0 billion, compared to $3.6 billion at December 31, 2013. The Company successfully completed the acquisition of Coastal Bankshares, Inc. on June 30, 2014, which added $449.0 million in total assets. Continued redeployment of cash flows from non-performing assets and the Company’s FDIC loss-share indemnification asset allowed the Company to limit growth in total assets while improving revenues and return on assets.

Total loans, excluding loans held for sale and covered loans, were $2.6 billion at the end of 2014, compared to $2.1 billion at the end of 2013. Loans held for sale increased 40.9% to $94.8 million, the result of higher production levels in the Company’s mortgage and SBA divisions. Covered loans declined $103.5 million, or 26.5%, in 2014 to end the year at $286.8 million. At the end of 2014, covered loans represent only 9.8% of total loans, compared to 15.5% at the same time in 2013.

Deposits increased $431.9 million to finish 2014 at $3.4 billion. The Company’s deposit sales focus has centered primarily on growth in non-interest bearing deposits and deposit accounts with lower levels of rate sensitivity. At December 31, 2014, non-interest bearing deposit accounts represented 24.5% of total deposits, compared to 22.3% at December 31, 2013. Non-rate sensitive deposits (NIB, NOW and Savings) totaled $1.8 billion at December 31, 2014, compared to $1.5 billion at the same time in 2013. These funds represented 53.2% of the Company’s total deposits at the end of 2014, compared to 50.4% at the end of 2013.

Common shareholders’ equity at December 31, 2014 totaled $366.0 million, an increase of $77.3 million, or 26.8%, from the same time in 2013. During 2014, the Company issued $34.5 million in new common shares associated with the acquisition of Coastal Bankshares, Inc. Ameris also recorded $28.6 million in intangible assets associated with the transaction. Additionally, the Company re-instituted a common stock dividend during 2014 of $0.05 per quarter beginning in the second quarter of 2014. Tangible book value per share ended 2014 at $10.99 per share, up 11.3% from $9.87 per share at the end of 2013.

Conference Call Information

The Company will host a conference call today at 11:00 a.m. EDT. The conference call can be accessed by dialing 1-877-504-1190 or 1-412-902-6630 for international participants and 1-855-669-9657 for Canada. The conference ID name is Ameris Bancorp. A replay of the call will be available one hour after the end of the conference call until February 6, 2015. To listen to the replay, dial 1-877-344-7529 or 1-412-317-0088 for international participants and 1-855-669-9658 for Canada. The conference replay access code is 10059779. The conference call replay will also be available on the Investor Relations page of the Ameris Bank website of www.amerisbank.com.

Ameris Bancorp

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 73 locations in

Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2014	2014	2014	2014	2013	2014	2013

EARNINGS

Net Income Available to Common Shareholders	$10,580	$11,663	$8,130	$8,064	$966	$38,437	$18,280

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.40	$0.44	$0.32	$0.32	$0.04	$1.48	$0.76
Diluted	$0.39	$0.43	$0.32	$0.32	$0.04	$1.46	$0.75
Cash Dividends per share	$0.05	$0.05	$0.05	$-	$-	$0.15	$-
Book value per share (period end)	$13.67	$13.22	$12.83	$11.93	$11.50	$13.67	$11.50
Tangible book value per share (period end)	$10.99	$10.68	$10.26	$10.31	$9.87	$10.99	$9.87
Weighted average number of shares:
Basic	26,771,636	26,773,033	25,180,665	25,144,342	24,021,447	25,974,084	23,917,551
Diluted	27,090,293	27,160,886	25,633,130	25,573,320	24,450,619	26,259,030	24,346,723
Period-end number of shares	26,773,863	26,774,402	26,771,821	25,159,073	25,098,427	26,773,863	25,098,427
Market data:
High closing price	$26.48	$24.04	$23.90	$24.00	$21.42	$26.48	$21.42
Low closing price	$21.95	$21.00	$19.73	$19.86	$17.69	$19.73	$12.79
Period end closing price	$25.64	$21.95	$21.56	$23.30	$21.11	$25.64	$21.11
Average daily volume	111,473	79,377	79,038	103,279	94,636	93,229	69,137

PERFORMANCE RATIOS
Return on average assets	1.05%	1.17%	0.93%	0.96%	0.19%	1.08%	0.70%
Return on average common equity	11.57%	13.19%	10.53%	11.66%	2.20%	12.40%	8.06%
Earning asset yield (TE)	5.08%	4.96%	5.08%	5.01%	4.84%	5.03%	5.15%
Total cost of funds	0.43%	0.45%	0.42%	0.43%	0.40%	0.43%	0.40%
Net interest margin (TE)	4.64%	4.50%	4.65%	4.57%	4.43%	4.59%	4.74%
Non-interest income excluding securities transactions, as a percent of total revenue (TE)	26.50%	28.86%	28.87%	25.02%	26.45%	27.37%	26.67%
Efficiency ratio	72.75%	67.64%	73.05%	70.36%	92.74%	70.92%	74.94%

CAPITAL ADEQUACY (period end)
Stockholders' equity to assets	9.07%	8.85%	8.64%	8.60%	8.63%	9.07%	8.63%
Tangible common equity to tangible assets	7.42%	7.27%	7.04%	7.53%	6.83%	7.42%	6.83%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.42%	7.27%	7.04%	7.53%	6.83%	7.42%	6.83%
Effect of preferred equity	0.00%	0.00%	0.00%	0.00%	0.76%	0.00%	0.76%
Effect of goodwill and other intangibles	1.65%	1.58%	1.61%	1.07%	1.04%	1.65%	1.04%
Equity to assets (GAAP)	9.07%	8.85%	8.64%	8.60%	8.63%	9.07%	8.63%

OTHER PERIOD-END DATA
Banking Division FTE	853	867	888	785	820	853	820
Mortgage Division FTE	174	176	175	161	164	174	164
Total Ameris Bancorp FTE Headcount	1,027	1,043	1,063	946	984	1,027	984

Assets per Banking Division FTE	$4,733	$4,613	$4,474	$4,443	$4,473	$4,733	$4,473
Branch locations	73	74	74	68	68	73	68
Deposits per branch location	$47,002	$45,583	$45,798	$44,274	$44,106	$47,002	$44,106

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2014	2014	2014	2014	2013	2014	2013

INCOME STATEMENT

Interest income
Interest and fees on loans	$41,235	$39,610	$35,297	$34,469	$29,289	$150,611	$117,497
Interest on taxable securities	3,114	3,034	2,953	2,985	1,998	12,086	7,134
Interest on nontaxable securities	483	496	312	335	342	1,626	1,413
Interest on deposits in other banks	66	46	45	79	118	236	276
Interest on federal funds sold	2	-	-	5	2	7	2
Total interest income	44,900	43,186	38,607	37,873	31,749	164,566	126,322

Interest expense
Interest on deposits	$2,560	$2,540	$2,205	$2,183	$2,066	$9,488	$8,400
Interest on other borrowings	1,334	1,514	1,138	1,206	632	5,192	1,737
Total interest expense	3,894	4,054	3,343	3,389	2,698	14,680	10,137

Net interest income	41,006	39,132	35,264	34,484	29,051	149,886	116,185

Provision for loan losses	888	1,669	1,365	1,726	1,478	5,648	11,486

Net interest income after provision for loan losses	$40,118	$37,463	$33,899	$32,758	$27,573	$144,238	$104,699

Noninterest income
Service charges on deposit accounts	$6,522	$6,659	$5,847	$5,586	$5,065	$24,614	$19,545
Mortgage banking activity	6,476	7,498	6,944	5,068	4,431	25,986	19,128
Other service charges, commissions and fees	643	690	662	652	612	2,647	2,151
Gain(loss) on sale of securities	-	132	-	6	-	138	171
Other non-interest income	2,721	2,922	2,366	1,442	1,409	9,451	5,554
Total noninterest income	16,362	17,901	15,819	12,754	11,517	62,836	46,549

Noninterest expense
Salaries and employee benefits	19,316	20,226	16,942	17,394	15,071	73,878	56,670
Occupancy and equipment expenses	4,717	4,669	4,071	4,064	3,228	17,521	12,286
Data processing and telecommunications expenses	4,229	3,928	3,940	3,454	3,061	15,551	11,539
Credit resolution related expenses (1)	5,290	3,186	2,840	2,190	5,322	13,506	15,486
Advertising and marketing expenses	847	594	718	710	604	2,869	1,620
Amortization of intangible assets	662	698	437	533	346	2,330	1,414
Merger and conversion charges	67	551	2,872	450	4,350	3,940	4,350
Other non-interest expenses	6,605	4,727	5,498	4,444	5,642	21,274	18,580
Total noninterest expense	41,733	38,579	37,318	33,239	37,624	150,869	121,945

Income before income taxes	$14,747	$16,785	$12,400	$12,273	$1,466	$56,205	$29,303

Income tax expense	4,167	5,122	4,270	3,923	88	17,482	9,285

Net income	$10,580	$11,663	$8,130	$8,350	$1,378	$38,723	$20,018

Preferred stock dividends	-	-	-	286	412	286	1,738

Net income available to common shareholders	$10,580	$11,663	$8,130	$8,064	$966	$38,437	$18,280

Diluted earnings available to common shareholders	0.39	0.43	0.32	0.32	0.04	1.46	0.75

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.
	2014	2014	2014	2014	2013

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$78,036	$69,421	$80,986	$71,387	$62,955
Federal funds sold and interest bearing balances	92,323	40,165	44,800	48,677	204,984
Investment securities available for sale, at fair value	541,805	529,509	535,630	456,713	486,235
Other investments	10,275	12,687	10,971	9,322	16,828
Mortgage loans held for sale	94,759	110,059	81,491	51,693	67,278

Loans, net of unearned income	1,889,880	1,848,759	1,770,059	1,695,382	1,618,454
Purchased, non-covered loans	658,764	673,724	702,131	437,269	448,753
Covered loans	286,755	313,589	331,250	372,694	390,237
Less allowance for loan losses	(21,157)	(22,212)	(22,254)	(22,744)	(22,377)
Loans, net	2,814,242	2,813,860	2,781,186	2,482,601	2,435,067

Other real estate owned	33,160	35,320	35,373	33,839	33,351
Purchased, non-covered other real estate owned	14,359	13,660	16,598	3,864	4,276
Covered other real estate owned	21,133	28,883	38,426	42,636	45,893
Total other real estate owned	68,652	77,863	90,397	80,339	83,520

Premises and equipment, net	97,251	98,752	99,495	87,430	103,188
Goodwill	63,547	58,879	58,903	35,049	35,049
Other intangibles, net	8,221	9,114	9,812	5,477	6,009
FDIC loss sharing receivable	31,351	38,233	49,180	53,181	65,441
Cash value of bank owned life insurance	58,867	58,217	57,864	49,738	49,432
Other assets	78,182	82,649	72,420	56,377	51,663
Total assets	$4,037,511	$3,999,408	$3,973,135	$3,487,984	$3,667,649

Liabilities
Deposits:
Noninterest-bearing	$839,377	$816,517	$790,798	$698,866	$668,531
Interest-bearing	2,591,772	2,556,602	2,598,237	2,311,781	2,330,700
Total deposits	3,431,149	3,373,119	3,389,035	3,010,647	2,999,231
Federal funds purchased & securities sold under agreements to repurchase	73,310	32,351	51,109	49,974	83,516
Other borrowings	78,881	147,409	100,293	59,677	194,572
Other liabilities	22,818	27,615	24,457	12,028	18,165
Subordinated deferrable interest debentures	65,325	65,084	64,842	55,628	55,466
Total liabilities	3,671,483	3,645,578	3,629,736	3,187,954	3,350,950

Stockholders' equity
Preferred stock	$-	$-	$-	$-	$28,000
Common stock	28,159	28,158	28,155	26,536	26,462
Capital surplus	225,015	224,142	222,550	190,513	189,722
Retained earnings	118,412	109,170	100,185	92,055	83,991
Accumulated other comprehensive income/(loss)	6,098	3,974	4,123	2,374	(294)
Less treasury stock	(11,656)	(11,614)	(11,614)	(11,448)	(11,182)
Total stockholders' equity	366,028	353,830	343,399	300,030	316,699
Total liabilities and stockholders' equity	$4,037,511	$3,999,408	$3,973,135	$3,487,984	$3,667,649

Other Data
Earning Assets	3,564,286	3,515,805	3,465,361	3,062,428	3,215,941
Intangible Assets	71,768	67,993	68,715	40,526	41,058
Interest Bearing Liabilities	2,809,288	2,801,446	2,814,481	2,477,060	2,664,254
Average Assets	4,011,128	3,969,893	3,494,466	3,521,588	2,937,434
Average Common Stockholders' Equity	362,659	350,733	309,696	290,462	248,429

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2014	2014	2014	2014	2013	2014	2013

ASSET QUALITY INFORMATION (1)

Allowance for loan losses
Balance at beginning of period	$22,212	$22,254	$22,744	$22,377	$23,854	$22,377	$23,593

Provision for loan loss (2)	650	1,573	997	1,501	1,200	4,721	9,947

Charge-offs	2,071	1,975	1,973	1,606	3,591	7,625	13,284
Recoveries	366	360	486	472	914	1,684	2,121
Net charge-offs (recoveries)	1,705	1,615	1,487	1,134	2,677	5,941	11,163

Ending balance	$21,157	$22,212	$22,254	$22,744	$22,377	$21,157	$22,377

As a percentage of loans	1.12%	1.20%	1.26%	1.34%	1.38%	1.12%	1.38%
As a percentage of nonperforming loans	97.37%	97.38%	100.65%	85.09%	76.63%	97.37%	76.63%

Net charge-off information
Charge-offs
Commercial, financial & agricultural	$468	$191	$165	$743	$543	$1,567	$1,759
Real estate - residential	368	406	752	181	1,785	1,707	5,215
Real estate - commercial & farmland	1,033	953	769	533	698	3,288	3,571
Real estate - construction & development	74	296	157	65	422	592	2,020
Consumer installment	128	129	130	84	143	471	719
Total charge-offs	2,071	1,975	1,973	1,606	3,591	7,625	13,284

Recoveries
Commercial, financial & agricultural	91	47	134	49	92	321	432
Real estate - residential	71	52	48	83	368	254	888
Real estate - commercial & farmland	91	31	9	143	12	274	30
Real estate - construction & development	49	96	96	108	385	349	473
Consumer installment	64	134	199	89	57	486	298
Total recoveries	366	360	486	472	914	1,684	2,121

Net charge-offs (recoveries)	$1,705	$1,615	$1,487	$1,134	$2,677	$5,941	$11,163

Non-accrual loans (excluding purchased non-covered and covered loans)	$21,728	$22,810	$22,111	$26,729	$29,203	$21,728	$29,203
Non-accrual purchased non-covered loans	18,249	17,007	15,770	15,318	6,659	18,249	6,659
Foreclosed assets (excluding purchased assets)	33,160	35,320	35,373	33,839	33,351	33,160	33,351
Purchased, non-covered other real estate owned	14,359	13,660	16,598	3,864	4,276	14,359	4,276
Accruing loans delinquent 90 days or more	1	-	-	-	-	1	-
Total non-performing assets, excluding covered assets	$87,497	$88,797	$89,852	$79,750	$73,489	$87,497	$73,489

Non-performing assets as a percent of total assets	2.17%	2.22%	2.26%	2.29%	2.00%	2.17%	2.00%
Net charge offs as a percent of loans (Annualized)	0.36%	0.35%	0.34%	0.27%	0.66%	0.31%	0.69%

(1)	Asset quality information is presented net of covered assets where the Company's risk exposure is limited substantially by loss-sharing agreements with the FDIC.
(2)	During 2013 and 2014, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC-assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company's Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Dec.	Sept.	Jun.	Mar.	Dec.
Loans by Type	2014	2014	2014	2014	2013
Commercial, financial & agricultural	$319,654	$334,783	$304,588	$270,571	$244,373
Real estate - construction & development	161,507	154,315	149,346	149,543	146,371
Real estate - commercial & farmland	907,523	882,160	850,000	836,230	808,323
Real estate - residential	456,106	436,515	422,731	393,001	351,886
Consumer installment	30,782	31,403	31,902	32,345	34,249
Other	14,308	9,583	11,492	13,692	33,252
Total Non-purchased	$1,889,880	$1,848,759	$1,770,059	$1,695,382	$1,618,454

Commercial, financial & agricultural	$38,041	$38,077	$41,583	$30,810	$32,141
Real estate - construction & development	58,362	60,262	64,084	31,820	31,176
Real estate - commercial & farmland	306,706	296,790	311,748	174,281	179,898
Real estate - residential	266,341	273,347	278,451	196,078	200,851
Consumer installment	4,788	5,248	6,265	4,280	4,687
Total Purchased non-covered (net of discounts)	$674,238	$673,724	$702,131	$437,269	$448,753

Commercial, financial & agricultural	$21,467	$22,545	$25,209	$24,813	$26,550
Real estate - construction & development	23,447	27,756	31,600	41,434	43,179
Real estate - commercial & farmland	147,628	180,566	188,643	214,649	224,451
Real estate - residential	78,520	82,445	85,518	91,372	95,173
Consumer installment	218	277	280	426	884
Total Covered (net of discounts)	$271,280	$313,589	$331,250	$372,694	$390,237

Total Loan Portfolio:
Commercial, financial & agricultural	$379,162	$395,405	$371,380	$326,194	$303,064
Real estate - construction & development	243,316	242,333	245,030	222,797	220,726
Real estate - commercial & farmland	1,361,857	1,359,516	1,350,391	1,225,160	1,212,672
Real estate - residential	800,967	792,307	786,700	680,451	647,910
Consumer installment	35,788	36,928	38,447	37,051	39,820
Other	14,308	9,583	11,492	13,692	33,252
Total Loans	$2,835,398	$2,836,072	$2,803,440	$2,505,345	$2,457,444

Troubled Debt Restructurings, excluding purchased non-covered and covered loans:
Accruing loan types:
Commercial, financial & agricultural	$290	$257	$257	$711	$515
Real estate - construction & development	679	1,917	2,080	1,953	1,896
Real estate - commercial & farmland	6,477	7,080	7,590	8,733	6,913
Real estate - residential	5,258	7,973	7,335	7,364	7,818
Consumer installment	55	34	75	87	72
Total Accruing TDRs	$12,759	$17,261	$17,337	$18,848	$17,214

Non-accruing loan types:
Commercial, financial & agricultural	$13	$507	$465	$40	$525
Real estate - construction & development	228	196	32	29	32
Real estate - commercial & farmland	724	1,672	2,151	1,316	2,273
Real estate - residential	1,485	759	1,044	961	834
Consumer installment	73	93	51	19	19
Total Non-accrual TDRs	$2,523	$3,227	$3,743	$2,365	$3,683

Total Troubled Debt Restructurings	$15,282	$20,488	$21,080	$21,213	$20,897

The following table presents the loan portfolio by risk grade, excluding purchased non-covered and covered loans:
Grade 10 - Prime credit	$128,577	$121,486	$110,842	$93,805	$74,381
Grade 15 - Good credit	217,803	222,714	226,652	243,963	230,212
Grade 20 - Satisfactory credit	947,949	908,054	866,356	817,718	773,051
Grade 23 - Performing, under-collateralized credit	29,205	28,826	28,429	31,056	31,604
Grade 25 - Minimum acceptable credit	488,186	484,200	450,363	417,177	420,491
Grade 30 - Other asset especially mentioned	25,983	31,750	33,360	38,240	30,591
Grade 40 - Substandard	52,176	51,640	54,047	53,286	57,987
Grade 50 - Doubtful	1	88	10	137	137
Grade 60 - Loss	-	1	-	-	-
Total	$1,889,880	$1,848,759	$1,770,059	$1,695,382	$1,618,454

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2014	2014	2014	2014	2013	2014	2013

AVERAGE BALANCES

Federal funds sold	$3,163	$500	$500	$7,455	$3,243	$2,886	$817
Interest bearing deposits in banks	69,772	63,355	50,850	99,751	172,117	70,829	98,128
Investment securities - taxable	461,800	451,563	418,498	411,251	276,702	435,960	273,065
Investment securities - nontaxable	72,072	74,176	49,631	51,092	51,291	61,834	51,917
Other investments	9,804	8,209	6,629	12,330	8,255	10,589	7,431
Mortgage loans held for sale	97,406	83,751	54,517	49,397	65,683	71,231	110,542
Loans	1,871,618	1,795,059	1,706,564	1,639,672	1,602,942	1,753,013	1,478,816
Purchased non-covered loans	659,472	688,452	433,249	441,138	43,900	557,708	11,065
Covered loans	299,981	324,498	354,766	379,460	401,045	339,417	440,923
Total Earning Assets	$3,545,088	$3,489,563	3,075,204	3,091,546	2,625,178	$3,303,467	$2,472,704

Noninterest bearing deposits	$850,879	$807,416	$680,058	$666,493	$528,732	$751,874	$489,613
NOW accounts	786,511	743,352	691,353	675,199	604,828	724,461	597,490
MMDA	840,397	861,197	770,047	749,150	655,782	805,601	625,085
Savings accounts	156,663	155,559	145,528	143,109	107,058	150,266	104,630
Retail CDs < $100,000	386,844	439,150	356,483	373,523	293,689	389,174	300,184
Retail CDs > $100,000	401,934	370,166	360,703	361,861	352,043	373,767	356,108
Brokered CDs	4,023	5,970	5,970	5,970	10,687	5,479	14,791
Total Deposits	3,427,251	3,382,810	3,010,142	2,975,305	2,552,819	3,200,622	2,487,901

FHLB advances	35,815	55,435	28,626	68,333	9,521	46,986	2,400
Other borrowings	46,508	47,346	35,280	30,004	6,304	39,850	2,027
Subordinated debentures	65,195	64,953	55,789	55,092	46,263	60,298	43,276
Federal funds purchased and securities sold under agreements to repurchase	47,247	44,316	40,008	57,112	41,402	47,136	26,908
Total Non-Deposit Funding	194,765	212,050	159,703	210,541	103,490	194,270	74,611

Total Funding	$3,622,016	$3,594,860	$3,169,845	$3,185,846	$2,656,309	$3,394,892	$2,562,512

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2014	2014	2014	2014	2013	2014	2013

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$2	$-	$-	$5	$2	$7	$2
Interest bearing deposits in banks	66	47	45	79	118	237	276
Investment securities - taxable	3,114	3,034	2,953	2,985	1,998	12,086	7,134
Investment securities - nontaxable (TE)	652	670	421	452	462	2,195	1,907
Mortgage loans held for sale	947	787	457	403	554	2,593	3,883
Loans (TE)	23,294	21,790	21,996	20,647	20,810	87,727	80,005
Purchased non-covered loans	12,612	12,610	7,933	6,865	570	40,020	570
Covered loans	4,704	4,726	5,164	6,761	7,508	21,355	33,587
Total Earning Assets	$45,391	$43,663	$38,969	$38,197	$32,022	$166,220	$127,364

INTEREST EXPENSE
Non-interest bearing deposits	$-	$-	$-	$-	$-	$-	$-
NOW accounts	414	324	291	288	297	1,317	1,097
MMDA	768	783	722	681	625	2,954	2,308
Savings accounts	45	42	40	37	29	164	116
Retail CDs < $100,000	553	596	478	489	399	2,116	1,740
Retail CDs > $100,000	746	749	626	640	629	2,761	2,645
Brokered CDs	34	47	48	48	86	177	493
Total Deposits	2,560	2,541	2,205	2,183	2,065	9,489	8,399

FHLB advances	26	51	26	37	63	140	63
Other borrowings	379	558	415	408	137	1,760	157
Subordinated debentures	887	866	666	708	376	3,127	1,368
Federal funds purchased and securities sold under agreements to repurchase	41	39	31	53	56	164	150
Total Non-Deposit Funding	1,333	1,514	1,138	1,206	632	5,191	1,738

Total Funding	$3,893	$4,055	$3,343	$3,389	$2,697	$14,680	$10,137

Net Interest Income (TE)	$41,498	$39,608	$35,626	$34,808	$29,325	$151,540	$117,227

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2014	2014	2014	2014	2013	2014	2013
YIELDS (1)

Federal funds sold	0.25%	0.00%	0.00%	0.27%	0.24%	0.24%	0.24%
Interest bearing deposits in banks	0.38%	0.29%	0.35%	0.32%	0.27%	0.33%	0.28%
Investment securities - taxable	2.68%	2.67%	2.83%	2.94%	2.86%	2.77%	2.61%
Investment securities - nontaxable	3.59%	3.58%	3.40%	3.59%	3.57%	3.55%	3.67%
Mortgage loans held for sale	3.86%	3.73%	3.36%	3.31%	3.35%	3.64%	3.51%
Loans	4.94%	4.82%	5.17%	5.11%	5.15%	5.00%	5.41%
Purchased non-covered loans	7.59%	7.27%	7.34%	6.31%	5.15%	7.18%	5.15%
Covered loans	6.22%	5.78%	5.84%	7.23%	7.43%	6.29%	7.62%
Total Earning Assets	5.08%	4.96%	5.08%	5.01%	4.84%	5.03%	5.15%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.21%	0.17%	0.17%	0.17%	0.19%	0.18%	0.18%
MMDA	0.36%	0.36%	0.38%	0.37%	0.38%	0.37%	0.37%
Savings accounts	0.11%	0.11%	0.11%	0.10%	0.11%	0.11%	0.11%
Retail CDs < $100,000	0.57%	0.54%	0.54%	0.53%	0.54%	0.54%	0.58%
Retail CDs > $100,000	0.74%	0.80%	0.70%	0.72%	0.71%	0.74%	0.74%
Brokered CDs	3.35%	3.12%	3.22%	3.26%	3.19%	3.23%	3.33%
Total Deposits	0.30%	0.30%	0.29%	0.30%	0.32%	0.30%	0.34%

FHLB advances	0.29%	0.36%	0.36%	0.22%	2.63%	0.30%	2.63%
Other borrowings	3.23%	4.68%	4.72%	5.51%	8.62%	4.42%	7.75%
Subordinated debentures	5.40%	5.29%	4.79%	5.21%	3.22%	5.19%	3.16%
Federal funds purchased and securities sold under agreements to repurchase	0.34%	0.35%	0.31%	0.38%	0.54%	0.35%	0.56%
Total Non-Deposit Funding	2.72%	2.83%	2.86%	2.32%	2.42%	2.67%	2.33%

Total funding (3)	0.43%	0.45%	0.42%	0.43%	0.40%	0.43%	0.40%

Net interest spread	4.65%	4.52%	4.66%	4.58%	4.44%	4.60%	4.76%

Net interest margin	4.64%	4.50%	4.65%	4.57%	4.43%	4.59%	4.74%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.

(2) Rate calculated based on average earning assets.

(3) Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
Net Operating Income Reconciliation	2014	2014	2014	2014	2013	2014	2013

Net income available to common shareholders	$10,580	$11,663	$8,130	$8,064	$966	$38,437	$18,280

Conversion charges	67	551	2,872	450	4,350	3,940	4,862
Tax effect of conversion charges	(23)	(193)	(1,005)	(158)	(1,523)	(1,379)	(1,702)
Plus: After tax conversion charges	44	358	1,867	293	2,828	2,561	3,160

Net operating income	10,624	12,021	9,997	8,357	3,794	40,998	21,440

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
Core Earnings Reconciliation	2014	2014	2014	2014	2013	2014	2013

Pre-tax operating profit	$14,747	$16,785	$12,400	$12,273	$1,466	$56,205	$29,303
Plus: Credit Related Costs
Provision for loan losses	888	1,669	1,365	1,726	1,478	5,648	11,486
(Gains)/Losses on the sale of legacy OREO	(228)	(3)	283	(55)	310	(3)	267
Gains/(Losses) on the sale of covered OREO	344	(184)	249	118	-	527	-
Problem loan and OREO expense	5,175	3,373	2,309	2,127	5,012	12,984	15,219
Interest reversed (received) on non-accrual loans	(6)	94	71	246	29	405	417
Total Credit-Related Costs	6,173	4,949	4,277	4,162	6,829	19,561	27,389

Plus: Conversion charges	67	551	2,872	450	4,350	3,940	4,862
Less: Non-recurring gains
Gains on sales of securities	-	(132)	-	(6)	-	(138)	(171)
Gains on sales of bank premises	-	(616)	-	-	-	(616)	(310)
Other non-recurring adjustments	188	-	(870)	-	-	(682)	(4,855)

Pretax, Pre-provision earnings	$21,175	$21,537	$18,679	$16,879	$12,645	$78,270	$56,218

As percentage of average assets, annualized	2.09%	2.15%	2.14%	1.94%	1.71%	1.95%	1.91%

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
Recurring Operating Expenses	2014	2014	2014	2014	2013	2014	2013

Total Operating Expenses	41,733	38,579	37,318	33,239	37,624	150,869	121,945
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	228	3	(283)	55	(310)	3	(267)
Gains/(Losses) on the sale of covered OREO	(344)	184	(249)	(118)	-	(527)	(3,176)
Problem loan and OREO expense	(5,175)	(3,373)	(2,309)	(2,127)	(5,012)	(12,984)	(12,043)
Severance payments	(188)	-	-	-	-	(188)	(99)
Conversion expenses	(67)	(551)	(2,872)	(450)	(4,350)	(3,940)	(4,763)
Gains/(Losses) on the sale of premises	-	616	-	-	-	616	310

Recurring operating expenses	$36,187	$35,458	$31,605	$30,599	$27,952	$133,849	$101,907

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
Segment Reporting	2014	2014	2014	2014	2013	2014	2013

Banking Division:
Net interest income	$38,045	$36,142	$33,345	$32,928	$27,627	$140,460	$110,582
Provision for loan losses	737	994	1,365	1,726	1,478	4,822	11,486
Noninterest income	8,595	8,932	7,449	7,361	6,672	32,337	25,282
Noninterest expense:
Salaries and employee benefits	14,196	14,819	12,509	13,577	11,668	55,101	43,524
Occupancy	4,319	4,277	3,752	3,749	3,067	16,097	11,599
Data Processing	3,901	3,619	3,590	3,326	2,948	14,436	10,957
Other expenses	12,320	8,722	10,753	7,380	14,147	39,175	36,850
Total noninterest expense	34,736	31,437	30,604	28,032	31,830	124,809	102,930
Income before income taxes	11,167	12,643	8,825	10,531	991	43,166	21,448
Income Tax	2,914	3,672	3,019	3,313	(78)	12,918	5,849
Net income	8,253	8,971	5,806	7,218	1,069	30,248	15,599
Preferred stock dividends	-	-	-	286	412	286	1,738
Net income available to common shareholders	$8,253	$8,971	$5,806	$6,932	$657	$29,962	$13,861

Mortgage Division:
Net interest income	$2,574	$2,347	$1,339	$1,100	$1,121	$7,360	$3,883
Provision for loan losses	151	675	-	-	-	826	-
Noninterest income	6,313	7,135	7,002	5,164	4,431	25,614	19,130
Noninterest expense:
Salaries and employee benefits	4,259	4,409	3,937	3,568	3,230	16,173	12,515
Occupancy	373	368	300	302	148	1,343	631
Data Processing	326	306	343	122	108	1,097	573
Other expenses	999	869	1,312	815	2,007	3,995	4,386
Total noninterest expense	5,957	5,952	5,892	4,807	5,493	22,608	18,105
Income before income taxes	2,779	2,855	2,449	1,457	59	9,540	4,908
Income Tax	973	999	857	510	21	3,339	1,718
Net income	1,806	1,856	1,592	947	38	6,201	3,190
Preferred stock dividends	-	-	-	-	-	-	-
Net income available to common shareholders	$1,806	$1,856	$1,592	$947	$38	$6,201	$3,190

SBA Division:
Net interest income	$387	$643	$580	$456	$303	$2,066	$1,720
Provision for loan losses	-	-	-	-	-	-	-
Noninterest income	1,454	1,834	1,368	229	414	4,885	2,137
Noninterest expense:
Salaries and employee benefits	861	998	496	249	173	2,604	631
Occupancy	25	24	19	13	13	81	56
Data Processing	2	3	7	6	5	18	9
Other expenses	152	165	300	132	110	749	214
Total noninterest expense	1,040	1,190	822	400	301	3,452	910
Income before income taxes	801	1,287	1,126	285	416	3,499	2,947
Income Tax	280	450	394	100	146	1,225	1,718
Net income	521	837	732	185	270	2,274	1,229
Preferred stock dividends	-	-	-	-	-	-	-
Net income available to common shareholders	$521	$837	$732	$185	$270	$2,274	$1,229

Total Consolidated:
Net interest income	$41,006	$39,132	$35,264	$34,484	$29,051	$149,886	$116,185
Provision for loan losses	888	1,669	1,365	1,726	1,478	5,648	11,486
Noninterest income	16,362	17,901	15,819	12,754	11,517	62,836	46,549
Noninterest expense:
Salaries and employee benefits	19,316	20,226	16,942	17,394	15,071	73,878	56,670
Occupancy	4,717	4,669	4,071	4,064	3,228	17,521	12,286
Data Processing	4,229	3,928	3,940	3,454	3,061	15,551	11,539
Other expenses	13,471	9,756	12,365	8,327	16,264	43,919	41,450
Total noninterest expense	41,733	38,579	37,318	33,239	37,624	150,869	121,945
Income before income taxes	14,747	16,785	12,400	12,273	1,466	56,205	29,303
Income Tax	4,167	5,122	4,270	3,923	88	17,482	9,285
Net income	10,580	11,663	8,130	8,350	1,378	38,723	20,018
Preferred stock dividends	-	-	-	286	412	286	1,738
Net income available to common shareholders	$10,580	$11,663	$8,130	$8,064	$966	$38,437	$18,280